UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date Of Report  (Date Of Earliest Event Reported):  May 21, 2002

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 938-8080
(Registrant’s telephone number, including area code)

Item 4.        Changes in Registrant’s Certifying Accountant.

On May 21, 2002, the Board of Directors of ADC Telecommunications, Inc. (“ADC”), with the unanimous recommendation of the Audit Committee of the Board of Directors, dismissed Arthur Andersen LLP (“Andersen”) as ADC’s independent public accountants, effective immediately.

The audit reports of Andersen on the consolidated financial statements of ADC for the fiscal years ended October 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During ADC’s two most recent fiscal years ended October 31, 2001 and 2000 and through the date hereof:  (a) there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with Andersen’s report on ADC’s consolidated financial statements for such years; and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

ADC provided Andersen with a copy of the foregoing disclosures.  Attached, as Exhibit 16.1, is a copy of Andersen’s letter, dated May 22, 2002, stating its agreement with such statements.

Also on May 21, 2002, the Board of Directors of ADC, with the unanimous recommendation of the Audit Committee of the Board of Directors, appointed Ernst & Young LLP as ADC’s independent public accountant for ADC’s fiscal year ending October 31, 2002, effective immediately.  During ADC’s two most recent fiscal years and through the date of this Form 8-K, neither ADC nor anyone acting on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on ADC’s consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.

Item 7.        Financial Statements and Exhibits.

          (c)     Exhibits.

                                        Exhibit 16.1:       Arthur Andersen, LLP letter dated May 22, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
(Registrant)

Date: May 22, 2002	By:	/s/ Robert E. Switz
Robert E. Switz
Executive Vice President & Chief Financial Officer

ADC TELECOMMUNCIATIONS, INC.

FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP dated May 22, 2002